Exhibit 5.1
June 2, 2006
Crosstex Energy, Inc.
2501 Cedar Springs
Suite 100
Dallas, Texas 75201
Ladies and Gentlemen:
     We have acted as counsel for Crosstex Energy, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold by the Company from time to time pursuant to Rule 415 under the Securities Act. Such securities include (i) shares of common stock, par value $.01 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $.01 per share, of the Company (the “Preferred Stock”), (iii) warrants to purchase other securities (the “Warrants”) and (iv) stock purchase contracts of the Company (the “Stock Purchase Contracts”). The Common Stock, Preferred Stock, Warrants and Stock Purchase Contracts are collectively referred to herein as the “Securities.”
     In our capacity as your counsel in the connection referred to above, we have examined (i) the Restated Certificate of Incorporation of the Company and the Third Amended and Restated Bylaws of the Company, each as amended to date (the “Charter Documents”), (ii) the corporate records of the Company, including minute books of the Company, (iii) the originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company, statutes and other instruments and documents, and (iv) the Registration Statement and the prospectus contained therein (the “Prospectus”) as a basis for the opinions hereafter expressed.
     In connection with this opinion, we have assumed that:
     (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective;
     (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
     (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;
     (iv) the Board of Directors of the Company (the “Board”) or, to the extent permitted by the General Corporation Law of the State of Delaware and the Company’s Charter Documents, a duly constituted and acting committee thereof will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

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     (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (the “Purchase Agreement”);
     (vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;
     (vii) all Securities will be delivered in accordance with either (a) the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;
     (viii) in the case of shares of Common Stock or Preferred Stock, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to the Company, or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock, or the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Board to constitute the stated capital applicable to such shares, in the case of shares of shares of Preferred Stock;
     (ix) in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware;
     (x) in the case of Warrants, the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; neither such Warrants nor such warrant agreement will include any provision that is unenforceable; and such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement;
     (xi) in the case of Stock Purchase Contracts, the Board will have taken all necessary corporate action to establish the terms thereof and to approve the purchase contract agreement relating thereto; such Stock Purchase Contracts and purchase contract agreement will have been duly executed and delivered by the parties thereto; and neither such Stock Purchase Contracts nor such purchase contract agreement will include any provision that is unenforceable; and

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     (xii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.
     Based upon and subject to the foregoing, we are of the opinion that:
     1. The shares of Common Stock and Preferred Stock included in the Securities will, when issued, have been duly authorized and validly issued and will be fully paid and nonassessable.
     2. The Warrants will, when issued, have been duly authorized and validly issued.
     3. The Stock Purchase Contracts will, when issued, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.
     The opinions set forth above are limited in all respects to matters of the General Corporation Law of the state of Delaware and applicable federal law. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.